Exhibit 10.1

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”,

HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS

THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

D +1 212-813-6000	55 Hudson Yards, 15th Floor
F +1 212-813-6060	New York, NY 10001
marketaxess.com	United States of America

May 27, 2024

Ilene Fiszel Bieler

[*****]

[*****]

[*****]

Dear Ms. Fiszel Bieler,

Reference is made to the letter agreement between you and MarketAxess Holdings Inc. (the “Company” and collectively with you, the “Parties”), providing the Company’s offer for you to join the Company as Chief Financial Officer, which was accepted on February 21, 2024 (the “Existing Offer Letter”). The Parties desire to amend the Original Offer Letter to reflect their current understanding that, pursuant to the terms of the Existing Offer Letter, the Cash Make-Whole Award and Equity Make-Whole Award will each be reduced to zero, and, as a result and in order to align your compensation with the interests of the Company’s stockholders, the Company wishes to grant you a sign on equity award pursuant to the terms and conditions outlined below. Capitalized terms used and not defined in this letter agreement amendment (the “Offer Letter Amendment”) have the respective meanings assigned to them in the Existing Offer Letter. Except as expressly provided in this Offer Letter Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

1.	Representation and Warranty:

a.

You represent and warrant to the Company that, pursuant to Sections 2.b. and 3.b. of the Existing Offer Letter, subject to the terms of your existing award agreements with your former employer, that the Cash Make-Whole Award and Equity Make-Whole Award are currently expected to be reduced to zero and that no payment or grants related to the Cash Make-Whole Award or the Equity Make-Whole Award will be required to be made by the Company.

2.	Sign-On Equity Award:

a.

On June 3, 2024 (the “Award Date”), subject to the conditions described herein, you will be granted a one-time equity award (the “Sign-On Award”) of the Company’s common stock with a grant date value of seven hundred and fifty thousand dollars ($750,000). The award shall be comprised of: (i) 50% restricted stock units that will vest in three substantially equal annual installments on each anniversary of the Award Date, subject to your continued service to the Company; and (ii) 50% performance stock units that will cliff-vest on the third anniversary of the Award Date, subject to your continued service to the Company through such date and with performance criteria materially similar to the performance criteria contained in the annual performance stock unit award agreement provided to other executive officers in February 2024, except that the performance period for shall be January 1, 2025 through December 31, 2026 with equally weighted calculation periods covering January 1, 2025 to December 31, 2025 and January 1, 2026 to December 31, 2026.

b.	The actual number of shares underlying the Sign-On Award will be determined by the Company in its sole discretion in accordance with its equity granting practices.

c.

The Sign-On Award will be governed by the terms and conditions of the Company’s 2020 Equity Incentive Plan (the “Equity Incentive Plan”), the Guidelines for Restricted Stock Units granted under the Equity Incentive Plan, and the form of Restricted Stock Unit Agreement or Performance Stock Unit Agreement, as applicable, and as determined by the Compensation Committee.

d.	The Sign-On Award is subject to the approval of the Company’s Compensation Committee and the full execution of an award agreement(s) by you and the Company.

e.

To the extent that the Cash Make-Whole Award or the Equity Make-Whole Award are required to be granted by the Company notwithstanding the parties’ current expectations, the Company shall have the option to reduce the Cash Make-Whole Award and/or Equity Make-Whole Award, as applicable, by $750,000.

Please indicate your understanding and acceptance by executing the attached copy of this Offer Letter.

We are excited about the prospect of you joining the Company. We look forward to welcoming you to the team!

Yours truly,

MARKETAXESS HOLDINGS INC.

/s/ Julie Sheffet
Julie Sheffet
Chief Human Resources Officer

Accepted:	/s/ Ilene Fiszel Bieler	Date:	May 27, 2024
Ilene Fiszel Bieler

2